                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):           June 17, 2001







                                   LIBBEY INC.
             (Exact name of registrant as specified in its charter)

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

       Delaware                                      1-12084                                     34-1559357
(State of incorporation)                    (Commission File Number)                    (IRS Employer identification No.)

     300 Madison Avenue
        Toledo, Ohio                                                                              43604
(Address of principal executive offices)                                                        (Zip Code)
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       Registrant's telephone number, including area code: (419) 325-2100






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ITEM 5.  OTHER INFORMATION
--------------------------


         On June 18, 2001 Libbey Inc. (the "Company") through a press release announced that the Company had signed a purchase agreement to acquire the Anchor Hocking consumer and specialty glass business of Newell Rubbermaid in a stock purchase for approximately $332 million in cash.


         (c)      EXHIBITS


         Exhibit
            No.                            Description
            ---                            -----------

            2.2 Share Purchase Agreement dated as of June 17, 2001 by and among Newell Rubbermaid Inc., Anchor Hocking Corporation, Menagerie Corporation, Newell Operating Company and Libbey Inc.

            2.3 Canadian Purchase Agreement dated as of June 17, 2001 by and among Newell Rubbermaid Inc., Newell Industries Canada Inc, Libbey Inc. and Libbey Canada Inc.

            99       Text of press release dated June 18, 2001.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       LIBBEY INC.
                                       Registrant





Date:    June 19, 2001                 By: /s/ Kenneth G. Wilkes
----------------------                    -------------------------------------

                                       Kenneth G. Wilkes
                                       Vice President, Chief Financial Officer
                                       (Principal Accounting Officer)



                                       2
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                                  EXHIBIT INDEX
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         Exhibit No.                                    Description                                   Page No.
         -----------                                    -----------                                   --------

             2.2                Share Purchase Agreement dated as of June 17, 2001 by and               E-1
                                among Newell Rubbermaid Inc., Anchor Hocking Corporation,
                                Menagerie Corporation, Newell Operating Company and Libbey
                                Inc.

             2.3                Canadian Purchase Agreement dated as of June 17, 2001 by               E-109
                                and among Newell Rubbermaid Inc., Newell Industries Canada
                                Inc, Libbey Inc. and Libbey Canada Inc.

              99                Text of press release dated June 18, 2001.                             E-123

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